Exhibit 10.61

AMENDMENT NO. 1 TO CREDIT AGREEMENT

THIS AMENDMENT NO. 1 TO CREDIT AGREEMENT (this "Amendment Agreement") is made and entered into effective as of the 10th day of February, 2000 by and between Berlitz International, Inc., a New York Corporation (the "Borrower"), each of the guarantors signatory hereto (the "Guarantors"), Bank of America, NA, a national banking association organized and existing under the laws of the United States, successor in interest to NationsBank, NA, as agent for the Lenders ("Agent") under the Credit Agreement (as defined below), and the Lenders. Unless the context otherwise requires, all terms used herein without definition shall have the definitions provided therefor in the Credit Agreement.

                                   WITNESSETH:

WHEREAS, the Agent, the Lenders and the Borrower have entered into that certain Credit Agreement dated as of March 31, 1999 (as hereby and from time to time amended, modified, supplemented, amended and restated or replaced, the "Credit Agreement"), pursuant to which the Lenders have agreed to make and have made certain revolving credit facilities available to the Borrower; and

WHEREAS, the parties hereto desire to amend the Credit Agreement in the manner herein set forth effective as of the date hereof;

NOW, THEREFORE, the parties hereby agree as follows:

1. Definitions. The term "Credit Agreement" or "Agreement" (as the case may be) as used herein and in the Loan Documents shall mean the Credit Agreement as hereby amended and modified, and as further amended, modified or supplemented from time to time as permitted thereby.

2. Amendments. Subject to the conditions hereof, the Credit Agreement is hereby amended, effective as of the date hereof, as follows:

a) the definition of "Applicable Margin" set forth in Section 1.1 is hereby amended by inserting at the end of such definition the following:

Notwithstanding the foregoing, for the periods ending December 31, 1999 and March 31, 2000, the Applicable Margin shall be equal to the Applicable Margin determined as set forth in the table above plus 0.25%.

b) Section 8.1 (a) and 8.1 (b) of the Credit Agreement are hereby deleted in their entirety and replaced by the following:

        (A) CONSOLIDATED SENIOR LEVERAGE RATIO. Permit for each of the Four-Quarter Periods ending December 31, 1999 and March 31, 2000 the Consolidated
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        Senior Leverage Ratio to be greater than 1.50 to 1.00 and at any other time the Consolidated Senior Leverage Ratio at the end of each Four-Quarter Period to be greater than 2.50 to 1.00.

        (B) CONSOLIDATED TOTAL LEVERAGE RATIO. Permit for each of the Four-Quarter Periods ending December 31, 1999 and March 31, 2000 the Consolidated Total Leverage Ratio to be greater than 6.00 to 1.00 and at any other time the Consolidated Total Leverage Ratio at the end of each Four-Quarter Period to be greater than 5.00 to 1.00.

3. Guarantors. Each Guarantor hereby consents and agrees to the amendments to the Credit Agreement set forth herein, and confirms its joint and several guarantee of payment of all the Obligations pursuant to the Subsidiary Guaranty.

4.      Representations and Warranties.  The Borrower hereby certifies that:

(a) Except as previously disclosed in writing to the Lenders or as consented to and waived herein, the representations and warranties made by the Borrower in Article VI of the Credit Agreement are true and correct and as of the date hereof, except that the financial statements referred to in Section 6.6 (a) (solely for the purpose of any cross reference and warranty contained in such Section 6.6 (a) or to the financial statements described therein contained in any other provisions of section 6.6 or elsewhere in Article VI) shall be those most recently furnished to each Lender pursuant to Sections 7.1 (a) and (b).

(b) There has been no material change in the condition, financial or otherwise, of the Borrower or its Subsidiaries since the date of the most recent financial reports of the Borrower received by each Lender under Section 7.1 of the Credit Agreement.

(c) The business and properties of the Borrower and its Subsidiaries are not, and since the date of the most recent financial reports of the Borrower received by each Lender under Section 7.1 of the Credit Agreement have not been, adversely affected in any substantial way as the result of any fire, explosion, earthquake, accident, strike, lockout, combination of workmen, flood, embargo, riot, activities of armed forces, war or acts of God or the public enemy, or cancellation or loss of any major contracts; and

(d) No event has occurred and no condition exists which, upon the effectiveness of the amendments contemplated hereby, will constitute a Default or an Event of Default on the part of any Credit Party under the Credit Agreement or any other Loan Document either immediately or with the lapse of time or the giving of notice, or both.

5. Conditions Precedent. The effectiveness of the Amendment Agreement is subject to the receipt by the Agent of six counterparts of the Amendment Agreement duly executed by all signatories hereto.

6. Entire Agreement. This Amendment Agreement sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and
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        supersedes any prior negotiations and agreements among the parties relative to such subject matter. None of the terms or conditions of this Amendment Agreement may be changed, modified, waived or cancelled orally or otherwise, except in accordance with terms of the Credit Agreement.

7. Full Force and Effect of Agreement. Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all of the other Loan Documents are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms.

8. Counterparts. This Amendment Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

9. Reimbursement. The Borrower agrees to reimburse the Agent and the Lenders for all costs and out-of-pocket expenses, including attorneys' fees, incurred in connection with the preparation, execution, and delivery of this Amendment Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Credit Agreement to be duly executed by their duly authorized officers, all as of the day and year first written above.